QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.9

MANAGEMENT SERVICES AGREEMENT

        THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made as of the 23rd day of May, 1994, by and between J.B. Poindexter & Co., Inc., a Delaware corporation (the "Company") and Southwestern Holdings, Inc., a Texas corporation ("Southwestern").

        WHEREAS, the Company wishes to obtain, for itself and its subsidiaries, including, without limitation, the companies listed on Exhibit A (such subsidiaries and any subsidiaries acquired by the Company after the date of this Agreement being referred to herein collectively as the "Portfolio Companies"), the executive, managerial, and professional services of John B. Poindexter, an individual residing in Houston, Texas and Chairman of the Board of Southwestern, and Stephen Magee, an individual residing in Houston, Texas and President of Southwestern (each, individually, a "Consultant" and, collectively, the "Consultants"), in connection with certain business matters of the Company; and

        WHEREAS, Southwestern agrees to enter into this Agreement to provide services to the Company and the Portfolio Companies and to make the services of the Consultants available to the Company and the Portfolio Companies upon the terms and conditions set forth below;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Services.    Southwestern agrees to provide to the Company and the Portfolio Companies the services (as described below, the "Services") of the Consultants, to perform and discharge well and faithfully such duties as may be assigned to Southwestern and the Consultants from time to time by the Board of Directors or executive officers of the Company. southwestern and the Consultants shall provide the Services to the Company and the Portfolio Companies when and as needed and requested by the Board of Directors or executive officers of the Company. The Services shall include, without limitation:

        a.    Financial and Management Services.    Southwestern and the Consultants shall (i) assist the Company and the Portfolio Companies and their respective management and personnel in the formulation, preparation and maintenance of financial and operating budgets, in the preparation and maintenance of financial records, and in monitoring the financial performance of the Company and the Portfolio Companies and their respective management and personnel with respect to managerial, accounting, financial or operational matters concerning the Company and the Portfolio Companies.

        b.    Strategic Planning.    Southwestern and the Consultants shall assist the Company and the Portfolio Companies with their strategic business planning, including studying and identifying business trends and prospects, proposing and performing operational audits, formulating and implementing business plans and policies, and identifying, formulating and attaining business goals and objections.

        c.    Acquisition Candidate Identification and Analysis.    Southwestern and the Consultants shall assist the Company and the Portfolio Companies in identifying and evaluating potential acquisition and investment candidates, including, but not limited to, identification and financial review and analysis of prospective candidates, assessing candidate contributions to the Company's and the Portfolio Companies' respective business plans, conducting such audits, surveys and due diligence and other investigations as shall be necessary and appropriate, and making recommendations to the Company and the Portfolio Companies with respect to potential acquisitions and investments.

        d.    Assistance with Acquisitions.    Southwestern and the Consultants shall assist the Company and the Portfolio Companies in structuring, negotiating, coordinating and completing acquisitions and investments, including, but not limited to, making appropriate referrals for outside financial and legal advice and other services incidental to such transactions, assisting with due diligence investigations, negotiating terms and conditions of acquisitions and related financing, completing such acquisitions, and assisting the Company and the Portfolio Companies with post-closing assistance as they may request.

        e.    Compensation Review and Consulting.    southwestern and the Consultants shall assist the directors and executive officers of the Company and the Portfolio Companies in evaluating and establishing compensation and benefits programs and policies for senior executives of the Company and the Portfolio Companies, including, but not limited to, assisting the Company and the Portfolio Companies in establishing and maintaining appropriate executive performance standards and review policies, assisting in periodic evaluations of salaries and benefits packages and ensuring competitive compensation packages for senior executives of the Company and the Portfolio Companies.

        f.    Facilities.    Southwestern shall make available to the Company and the Portfolio Companies the facilities of Cibolo Creek Ranch (the "Facilities") on an as-needed basis for management meetings and retreats and client entertainment and development. Southwestern shall bill the Company and the Portfolio Companies on a monthly basis for their respective actual use of the Facilities at a rate of $350 per day per room. The Company agrees that Southwestern may from time to time increase or decrease such fee for the use of the Facilities upon thirty (30) days prior written notice to the Company, and that southwestern may from time to time establish policies and guidelines regulating availability and use of the Facilities by the Company and the Portfolio Companies as Southwestern deems necessary and desirable. The fee paid by the Company and the Portfolio Companies for the use of the Facilities shall not be included in the Management Fee provided for below and shall be an obligation separate and apart from the obligation of the Company to pay the Management Fee.

        The Consultants shall each devote such portion of their business time to providing the Services to the Company and the Portfolio Companies as the particular Services requested by Company shall reasonably require. The Company acknowledges that each of the Consultants may, during the period of his service on behalf of Company and the Portfolio Companies, be employed or involved in any other business activity, and may enter into similar arrangements for providing services similar to the Services to other businesses or entities.

        SECTION 2.    Management Fee; Payment; Reimbursements.

        a.    Consulting Fee.    For Services rendered by the Consultants under this Agreement, Southwestern shall be paid an annual fee of Five Hundred Eighty-Five Thousand Dollars ($585,000) (the "Management Fee"), payable in equal monthly installments beginning one month from the date hereof, until the date this Agreement shall terminate. The Management Fee shall be adjusted annually, on each anniversary date of this Agreement, in accordance with the percentage increase in the Consumer Price Index for All Urban Consumers, Houston-Galveston-Brazoria, not seasonally adjusted, as published by the United States Department of Labor, Bureau of Labor Statistics (or if such index is no longer published, an equivalent index mutually agreed to by the parties). southwestern may, from time to time during the term hereof, request an increase in the Management Fee in excess of the annual adjustments set forth above, provided, however, that any such increase in the Management Fee in excess of the annual adjustment in accordance with the Consumer Price Index set forth above shall be subject to the prior approval of the Board of Directors of the Company and to the further condition that, after giving effect to such increase in the Management Fee, the Company's Consolidated EBITDA Coverage Ratio (as defined below) is 2.00 to 1 or higher. In addition to the Management Fee, the Company may pay a discretionary bonus to southwestern if at the time of the payment of such bonus the Company's Consolidated EBITDA Coverage Ratio is 2.00 to 1 or higher. For the purposes of this Agreement, the Company's "Consolidated EBlTDA Coverage Ratio" shall have the meaning assigned to such term in the Indenture, dated as of May 23, 1994, among the Company, the Subsidiary Guarantors, and United States Trust Company of New York, as trustee.

        b.    Reimbursement of Costs.    southwestern and the Consultants shall be reimbursed for miscellaneous costs, charges or expenses (including but not limited to travel, transportation, meals and entertainment, and other costs and expenses incidental to the provision of the Services) incurred by southwestern or the Consultants in the ordinary course of the its or their performance of Services pursuant to Section 1 above. Such costs shall be reimbursed to southwestern or the Consultants (as the case may be) upon presentation of evidence of such expenditures in reasonable detail.

        c.    Benefits.    Except as described in the following two sentences, the Consultants shall not have any claim against the Company or the Portfolio Companies for any employee benefits (including vacation pay, sick leave, social security, workers' compensation or unemployment benefits). The Consultants are currently receiving health insurance benefits under Morgan Trailer Mfg. Co. "s company-wide self-insured medical plan. This Agreement shall not preclude the Consultants from continuing to receive such benefits or comparable benefits from the Company, one or more of the Portfolio Companies, or any company hereafter acquired by the Company or its affiliates. Neither the Company nor the Portfolio Companies shall be required to withhold taxes for the Consultants.

        SECTION 3.    Term of Agreement.    Except as provided in the next sentence, this Agreement shall begin on the date first above written and shall remain in effect for one (1) year; provided, however, that the term hereof shall automatically be renewed for subsequent one-year terms until terminated in accordance with the provisions hereof. This Agreement may be terminated by the Company, Southwestern or the Consultants at any time with sixty (60) days prior written notice. In addition, this Agreement may be terminated at any time by the Company without prior notice in accordance with one of the following provisions:

        a.    For Cause.    This Agreement may be terminated by the Company at any time for Cause (as hereinafter defined). As used in this Agreement, "Cause" shall mean any of the following events:

              i.  a Consultant's commission or conviction of, or plea of guilty or nolo contendere to, a felony (other than a felony resulting from a traffic violation), a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of a Consultant;

             ii.  a Consultant's material failure to perform properly his duties to the Company and the Portfolio Companies other than a failure resulting from his incapacity because of physical or mental illness; or

            iii.  a Consultant's commission of any act of misconduct that damages the business or reputation of the Company or any of the Portfolio Companies. If this Agreement is terminated under the provisions of this Section 3(a), all payments to Southwestern under this Agreement shall cease to accrue as of the effective date of such termination.

        b.    Death.    If either of the Consultants dies, this Agreement shall be deemed to terminate as of the date of such Consultant's death and all payments to Southwestern shall cease to accrue.

        c.    Disability or Unavailability.    If either of the Consultants becomes disabled and is unable to perform his duties pursuant to this Agreement, this Agreement may be terminated immediately upon giving southwestern notice to that effect and all payments hereunder shall cease to accrue; provided that in such case the Company shall pay to Southwestern on the termination date an amount equal to the then-current Management Fee.

        d.    Termination of Employment.    If either of the Consultants is unavailable or unwilling to perform his duties to the Company, this Agreement shall cease as of the date of such termination, unavailability or cessation of services and all payments to southwestern shall cease to accrue.

        SECTION 4.    General Liability.    With regard to the Services to be performed by Southwestern and the Consultants pursuant to the terms of this Agreement, none of Southwestern, the Consultants, or any of their respective officers, directors, employees or agents (including without limitation the Consultants) shall be liable to the Company or any of its subsidiaries or affiliates, including, without limitation, the Portfolio Companies, for any acts or omissions in the performance of the Services on the part of Southwestern, the Consultants or any of such directors, officers, employees or agents, except when said acts or omissions of, or attributable to, Southwestern or the Consultants result from the fraud, bad faith or gross negligence of Southwestern, the Consultants or their respective directors, officers, employees and agents. The Company agrees to and shall indemnify, protect, defend and hold Southwestern and the Consultants (including their respective directors, officers, employees and agents) free and harmless against any obligations, costs, claims, demands, judgments, attorneys' fees, and attachments arising from or growing out of the Services rendered to the Company and the Portfolio Companies hereunder or in any way connected with the rendering of such Services, except when the same shall arise as a result of fraud, bad faith or negligence of southwestern or the Consultants (including their respective directors, officers, employees and agents) as adjudged by a court of competent jurisdiction.

        SECTION 5.    Miscellaneous.

        a.    Governing Law.    This Agreement shall be governed by the laws of the State of Texas.

        b.    Entire Agreement.    This document constitutes the entire agreement of the parties. Amendments and waivers may be made only with the written approval of both parties.

        c.    Assignment.    This Agreement shall not be assignable by either party without written consent by the other party.

        d.    Notice.    Any notice required or permitted under this Agreement shall be sufficient if written and hand-delivered or sent by registered mail, return receipt requested as follows:

    If to the Company:

    Southwestern Holdings, Inc.
    1100 Louisiana, Suite 3650
    Houston, Texas 77002
    Attention: Stephen Magee

    If to Company:

    J.B. Poindexter & Co., Inc.
    1100 Louisiana, Suite 3650
    Houston, Texas 77002
    Attention: Stephen Magee

        e.    Severability.    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of any of the remaining portions shall not be in any way affected or impaired thereby.

        f.    Headings.    The paragraph headings and captions of this Agreement are for reference only, are not part of this Agreement, and they shall not be construed as limiting or affecting any of the contents of this Agreement or its paragraphs.

        g.    Counterpart Execution.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

SOUTHWESTERN HOLDINGS, INC.
By:	/s/ STEPHEN MAGEE Stephen Magee President
J.B. POINDEXTER & CO., INC.
By:	/s/ JOHN B. POINDEXTER John B. Poindexter Chief Executive Officer / President
ACKNOWLEDGED AND AGREED TO:
/s/ JOHN B. POINDEXTER John B. Poindexter
/s/ STEPHEN MAGEE Stephen Magee

Exhibit A

Leer, Inc.

Morgan Trailer Mfg. Co.

Lowy Group, Inc.

EFP Corporation

Magnetic Instruments Corp.

QuickLinks

  Exhibit 10.9
MANAGEMENT SERVICES AGREEMENT
Exhibit A